EXHIBIT INDEX

(h)(14) Agreement and Plan of Reorganization between AXP Progressive Series, Inc. on behalf of AXP Progressive Fund and AXP Partners Series, Inc. on behalf of AXP Partners Select Value Fund, dated Jan. 8, 2004.

(h)(15) Fee Waiver Agreement, dated June 1, 2003, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Partners Aggressive Growth Fund, a series of AXP Partners Series, Inc.

(h)(16) Amended and Restated Fee Waiver Agreement, dated June 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Partners Aggressive Growth Fund, a series of AXP Partners Series, Inc.

(h)(17) Fee Waiver Agreement, dated March 15, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Partners Select Value Fund, a series of AXP Partners Series, Inc.

(h)(18) Amended and Restated Fee Waiver Agreement, dated June 10, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Partners Select Value Fund, a series of AXP Partners Series, Inc.

(h)(19) Fee Waiver Agreement, dated June 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Partners Small Cap Core Fund, a series of AXP Partners Series, Inc.

(h)(20) Fee Waiver Agreement, dated August 1, 2003, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Partners Small Cap Value Fund, a series of AXP Partners Series, Inc.

(h)(21) Amended and Restated Fee Waiver Agreement, dated June 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Partners Small Cap Value Fund, a series of AXP Partners Series, Inc.

(h)(22) Fee Waiver Agreement, dated August 1, 2003, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Partners Growth Fund, a series of AXP Partners Series, Inc.

(h)(23) Amended and Restated Fee Waiver Agreement, dated June 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Partners Growth Fund, a series of AXP Partners Series, Inc.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Consent of Independent Registered Public Accounting Firm.

(p)(7) Code of Ethics adopted under Rule 17j-1 by AXP Partners Small Cap Core Fund and Wellington Management Company, LLP, revised as of July 1, 2004.

(p)(12) Code of Ethics adopted under Rule 17j-1 by AXP Partners Small Cap Value Fund and Donald Smith & Co., Inc., dated September 3, 2002.

(p)(13) Code of Ethics adopted under Rule 17j-1 by AXP Partners Small Cap Value Fund and Barrow, Hanley, Mewhinney & Strauss, Inc., dated December 31, 2003.

(q)(1) Directors'/Trustees Power of Attorney to sign amendments to this Registration Statement, dated July 7, 2004.